Exhibit 10.9

ORIGINATOR MASTER COMMITMENT
FOR ENHANCED FOR OFFERING
MASTER COMMITMENT NUMBER [*]

E-Loan, Inc.
Dated: June 11, 2001

MASTER COMMITMENT [*]

SECTION I. GENERAL TERMS

SECTION II. SPECIAL MORTGAGE PROVISIONS

SECTION III ADDITIONAL SPECIAL PROVISIONS FOR THIS
MASTER COMMITMENT

SECTION IV. CONCLUDING PROVISIONS

SECTION V. SIGNATURE AND RETURN

ORIGINATOR MASTER COMMITMENT
FOR ENHANCED AOT
MASTER COMMITMENT [*]

E-Loan, Inc. Seller/Servicer [*]

This is a Master Commitment ("Master Commitment") [*], dated June 11, 2001, by and between the Federal Home Loan Mortgage Corporation ("Freddie Mac") and E-Loan, Inc. ("Originator"), Seller/Servicer [*]. This Master Commitment establishes the terms and conditions under which Mortgages originated by Originator will be eligible for purchase by Freddie Mac from Wells Fargo Home Mortgage, Inc. ("Direct Seller") under the Enhanced AOT Offering. The sale and servicing of Mortgages under this Master Commitment shall be governed by the terms and requirements of the applicable Purchase Documents, as that term is defined in the Freddie Mac Sellers' and Servicers' Guide (the "Guide").

The provisions of Master Agreement [*] shall apply to and be incorporated into this Master Commitment.

    General Terms

      Enhanced AOT Offering. The Tri-Party Enhanced AOT Agreement, in the form attached hereto as Exhibit A, has been entered into by Originator, Direct Seller (as defined in the Enhanced AOT Agreement) and Freddie Mac and dated May 22, 2001 and is incorporated herein and made a part hereto.

      Originator has entered into this Master Commitment to originate Mortgages eligible for purchase by Freddie Mac. Under the Enhanced AOT Offering, Originator will sell such Mortgages ("Originator Mortgages") to Direct Seller with servicing released at a price to be negotiated between Originator and Direct Seller. Direct Seller will sell such Mortgages to Freddie Mac under a Master Commitment negotiated between Direct Seller and Freddie Mac ("Direct Seller AOT MC"). Under the Direct Seller AOT MC, Direct Seller will sell the Mortgages to Freddie Mac using the Required Spread negotiated between Freddie Mac and Originator and stated below.

      Defined Terms. All capitalized terms not otherwise defined herein have the meanings set forth in the Guide unless clearly indicated otherwise. This Master Commitment and all supplements and amendments shall be considered Purchase Documents.
      Eligible Mortgage Products. Originator may originate for sale by Direct Seller to Freddie Mac through this Enhanced AOT Offering, the following mortgage products (the "Mortgages"):

      15-year fixed rate Mortgages
      20-year fixed rate Mortgages
      30-year fixes rate Mortgages

      Master Commitment Amount. The dollar amount of this Master Commitment shall be [*] ("Master Commitment Amount").
      Delivery. Mortgages shall not be delivered by Originator to Freddie Mac under this Master Commitment. In order for Mortgages to be delivered to Freddie Mac, Originator must sell the Mortgages to Direct Seller for delivery under the Direct Seller MC. Mortgages originated by Originator and delivered under the Direct Seller MC will be applied toward the Master Commitment Amount.
      Minimum Servicing Spread. The Minimum Servicing Spread for Mortgages sold pursuant to the terms of this Master Commitment shall be 25.0 basis points (.250 percent).
      Required Delivery Date. The sale of Mortgages to Freddie Mac through Direct Seller under the terms of this Master Commitment is mandatory and all deliveries shall be made by August 31, 2001.
      Purchase Tolerance/Pair-off. Purchase by Freddie Mac of at least [*] percent of the Master Commitment Amount, will constitute fulfillment by Seller of the purchase requirements under this Master Commitment. In addition, Freddie Mac shall purchase Mortgages otherwise eligible for purchase with an aggregate unpaid principal balance not to exceed 100 percent of the Master Commitment Amount. Such purchase tolerances shall apply notwithstanding the purchase tolerances set forth in Section 11.5 of the Guide.
      Required Spreads. The Required Spreads for Mortgages sold by Direct Seller to Freddie Mac under the Guarantor Program or Multilender Program are:

    15-year fixed rate Mortgages [*] basis points
    ([*] percent)

    20-year fixed rate Mortgages [*] basis points
    ([*] percent)

    30-year fixed rate Mortgages [*] basis points
    ([*] percent)

    These Required Spreads reflect Seller's participation in Freddie Mac's Gold Remittance Cycle.

    Originator agrees to provide Direct Seller with the Required Spreads stated above when selling Mortgages to Direct Seller for delivery to Freddie Mac under the Enhanced AOT Offering.

    Special Mortgage Provisions

      Accuracy of Information. Originator represents and warrants that all loan and servicing data provided to Direct Seller relating to the Mortgages purchased by Freddie Mac pursuant to the Enhanced AOT Offering is true, correct and complete in all respects.
      Retention of Mortgage Files. Originator represents and warrants that it shall retain a copy of the origination Mortgage file for 12 months or whatever timeframe required by applicable law or regulation, whichever is greater.
      Validation of Information. On a periodic basis, Freddie Mac will provide reports describing the Mortgages that have been sold to Freddie Mac by the Direct Seller that were originated under this Enhanced AOT Offering. Originator should review that report and notify Freddie Mac within 30 of receipt of any errors or discrepancies on the report.

    If Originator does not notify Freddie Mac of any errors or discrepancies, Freddie Mac will deem such Mortgages to be Originator Mortgages under the Tri-Party Enhanced AOT Agreement.

    Additional Special Provisions for this Master Commitment

    [Reserved for any special instructions the Originator needs to provide Seller or any additional terms]

    Concluding Provisions

    The terms, provisions, and any waiver(s) of Guide requirements set forth in this Master Commitment are expressly conditional upon compliance by Originator with the warranties and representations under this Master Commitment, the Guide and the Purchase Documents. In the event of a breach by Originator of any such warranty or representation, Freddie Mac may immediately revoke this Master Commitment in whole or in part for future deliveries.

    [Signatures on next page]

    Signature and Return

In order to accept and confirm this Master Commitment, duplicate originals of this Master Commitment must be executed by Originator and one executed original returned by July 2, 2001, to:

Freddie Mac
Attn: Ruth Kuizon, Contract Specialist
21700 Oxnard Street, Suite 1900
Woodland Hills, CA 91367

IN WITNESS WHEREOF, the duly authorized officers of Originator and Freddie Mac have executed this Master Commitment as of the date first written above.

FEDERAL HOME LOAN MORTGAGE CORPORATION
By: /s/ Lori Vella
Name: Lori Vella
Title: Vice President, Sales
E-LOAN, INC
By: /s/ Steven M. Majerus
Name: Steven M. Majerus
Title: V.P. Secondary Marketing